UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 0f 1934

Date of Report April 30, 2001

Cantronics Corporation

(Exact name of Registrant as specified in its charter)

Nevada 000-29097 86-0930437

(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification)

116-3823 Henning Drive - Burnaby, British Columbia V5C 6P3

(Address of principal executive offices) (Zip Code)

(604) 294-6588

Registrant's telephone number, including area code

ITEM 8. Change in Fiscal Year.

Effective December 18, 2000, Registrant, through resolution of the Board of Directors, officially changed its year end fiscal year from December 31 to January 31 in conformity with the operations of Registrant's wholly owned subsidiary, Cantronics Systems, Inc. The change in fiscal year is due to the fact that Registrant was organized primarily as a "shell company, whose sole purpose was to locate and consummate a merger or acquisition with a private entity and therefore had no fiscal operations to justify retaining a December 31 fiscal year end. On December 18, 2000, Registrant merged with Cantronics Systems Inc., a manufacturer and distributor of industrial condition monitoring equipment, whose year end since inception was January 31. The report covering the transition period will be filed on Form 10-KSB.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cantronics Corporation

Date: April 30, 2001 By: /s/ James Zahn

____________________________

President